EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY
                             as of December 31, 2006

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State or Jurisdiction
of Organization           Subsidiaries                                  Ownership %
---------------           ------------                                  -----------
Delaware                  DMLP CO.                                          100
Cayman Islands            LF Holding Company LDF                            100
Colorado                  Long Canyon Gas Company, LLC                     75.4
Colorado                  Lorencito Gas Gathering, LLC                       85
Delaware                  Mesa Environmental Ventures Co.                   100
Delaware                  Parker & Parsley Argentina, Inc.                  100
South Africa              Petroleum South Cape (Pty) Ltd.                   100
Canada                    Pioneer Canada ULC                                100
Delaware                  Pioneer International Resources Company           100
Nigeria                   Pioneer JDZ Limited                               100
Texas                     Pioneer Natural Gas Company                       100
Delaware                  Pioneer Natural Resources Alaska, Inc.            100
Cayman Islands            Pioneer Natural Resources Algeria Limited         100
Cayman Islands            Pioneer Natural Resources Anaguid Ltd.            100
Canada                    Pioneer Natural Resources Canada                  100
Canada                    Pioneer Natural Resources Canada Inc.             100
Cayman Islands            Pioneer Natural Resources Equatorial Guinea       100
                          Limited
Texas                     Pioneer Natural Resources Foundation              100
Bahamas                   Pioneer Natural Resources Libya Limited           100
Cayman Islands            Pioneer Natural Resources Morocco Limited         100
Nigeria                   Pioneer Natural Resources Nigeria (320)          58.8
                          Limited
Cayman Islands            Pioneer Natural Resources Nigeria Ltd.            100
Delaware                  Pioneer Natural Resources Properties LP           100
South Africa              Pioneer Natural Resources South Africa (Pty)      100
                          Limited
Argentina                 Pioneer Natural Resources (Tierra Del Fuego)      100
                          S.R.L.
Cayman Islands            Pioneer Natural Resources Tunisia Ltd.            100
England                   Pioneer Natural Resources UK Limited              100
Delaware                  Pioneer Natural Resources USA, Inc.               100
Nigeria                   Pioneer Nigeria Deepwater Limited                 100
Nigeria                   Pioneer NR Nigeria (256) Limited                  100
Cayman Islands            Pioneer Resources Africa Limited                  100
Bahamas                   Pioneer Resources Gabon Limited                   100
Delaware                  Pioneer Shelf Properties Incorporated             100
Texas                     Pioneer Uravan, Inc.                              100
Cayman Islands            TDF Holding Company LDC                           100
Delaware                  Westpan NGL LP                                    100
Delaware                  Westpan Properties, Inc.                          100
Nevada                    Westpan Resources Company                         100
Delaware                  Westpan Resources LP                              100


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                         Partnerships in which Pioneer Natural Resources USA,
                         Inc. is the managing general partner

Texas                    Parker & Parsley 87-A Conv., Ltd.
Delaware                 Parker & Parsley Private Investment 88 L.P.
Delaware                 Parker & Parsley Private Investment 89, L.P.
Delaware                 Parker & Parsley 90 Spraberry Private
                          Development, L.P.
Texas                    Midkiff Development Drilling Program, Ltd.
Texas                    Mesa Offshore Royalty Partnership

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